EXHIBIT 99.1

Virtual Radiologic Corp. Announces Fourth Quarter and Full-Year 2008 Financial Results

Reports Fourth Quarter Revenue of $28.3 Million, Volume Growth of 30 Percent

MINNEAPOLIS, Jan. 26, 2009 (GLOBE NEWSWIRE) -- Virtual Radiologic Corp. (Nasdaq:VRAD), a leading global provider of teleradiology services, today reported financial results for its fourth quarter and full year ended December 31, 2008.

 Fourth Quarter Highlights
  --  Revenue up 23% to $28.3 million
  --  Read volume up 30% to 591,000
  --  Adjusted EBITDA(1) up 24% to $5.0 million and 18% of revenue
  --  Adjusted net income(2) of $2.0 million; Adjusted diluted earnings per share(3) (EPS) of $0.12
  --  GAAP net income of $890,000; GAAP diluted EPS of $0.05
  --  Cash and investments totaled $29.3 million; the Company has no debt
  --  Shares repurchased totaled $6.1 million to complete the $8.0 million share repurchase program

 Full Year Highlights
  --  Revenue up 24% to $106.6 million
  --  Read volume up 30% to 2.2 million
  --  Adjusted EBITDA up 28% to $20.5 million and 19% of revenue
  --  Adjusted net income of $9.7 million; Adjusted diluted EPS of $0.57
  --  GAAP net income of $8.5 million; GAAP diluted EPS of $0.50
  --  Company repurchased a total of 944,760 shares to complete the
      $8.0 million share repurchase program

"We are very pleased to end the year with strong fourth quarter results," said Rob Kill, Virtual Radiologic's chief executive officer. "2008 was filled with significant milestones in our first year as a public company. We successfully integrated our first acquisition, launched our software as a service technology offering, closed our first three international deals, and deepened our penetration of the final read market. Our outlook for 2009 reflects the confidence we have in our ability to continue profitable growth and create shareholder value, balanced by a cautious approach as we acknowledge the uncertainties that face us and our customers as we enter the year."

Fourth Quarter and Full Year Results

Total revenue increased 23% to $28.3 million and 24% to $106.6 million for the three and twelve months ended December 31, 2008, respectively, compared to $22.9 million and $86.2 million for the three and twelve months ended December 31, 2007, respectively. The increase in revenue over the fourth quarter and full year of 2007 resulted primarily from a 28% increase in the number of hospitals and medical facilities served to 1,026 as of December 31, 2008, which represents approximately 17% of all hospitals in the United States.

Adjusted EBITDA increased 24% to $5.0 million and 28% to $20.5 million for the three and twelve months ended December 31, 2008, respectively, compared to $4.0 million and $16.1 million for the three and twelve months ended December 31, 2007, respectively. This increase resulted primarily from the growth in total revenue along with a decrease in professional services expense as a percentage of revenue, and was partially offset by a corresponding increase in sales, general and administrative expenses.

Adjusted net income was $2.0 million and $9.7 million for the three and twelve months ended December 31, 2008, respectively, compared to $1.6 million and $7.9 million for the three and twelve months ended December 31, 2007, respectively. This resulted in Adjusted diluted EPS of $0.12 and $0.57 for the three and twelve months ended December 31, 2008, respectively, and $0.09 and $0.46 for the three and twelve months ended December 31, 2007, respectively.

GAAP net income available to common stockholders was $890,000 and $8.5 million for the three and twelve months ended December 31, 2008, respectively. This resulted in diluted EPS of $0.05 and $0.50, respectively. Included in the fourth quarter and full year 2008 GAAP net income available to common stockholders is a $587,000 charge, net of tax, for medical malpractice loss reserves related to the previously announced formation of the Company's captive insurance subsidiary. This compares to $16.2 and $(20.3) million in GAAP net income (loss) available to common stockholders for the three and twelve months ended December 31, 2007, respectively. This resulted in $0.08 and $(2.31) in diluted earnings (loss) per share for the three and twelve months ended December 31, 2007, respectively. For purposes of calculating diluted earnings per share for the three months ended December 31, 2007, preferred stock decretion of $14.9 million is excluded from GAAP net income available to common stockholders as the preferred stock is assumed to be converted.

2009 Guidance

The Company is providing the following guidance for the full year of 2009:

  --  Revenue ranging from $113.0 million to $117.0 million
  --  Adjusted EBITDA ranging from $22.0 million to $23.0 million
  --  Adjusted net income ranging from $9.4 million to $10.0 million
  --  Adjusted diluted earnings per share ranging from $0.58 to $0.61

Conference Call Information

The Company will be hosting a conference call January 26, 2008 at 4:30 p.m. Eastern Time to discuss these results and provide a general business update. Participants can access the call by dialing (888) 500-6951 (within the United States and Canada), or (719) 325-2492 (outside the United States and Canada). A live webcast of the conference call will be available on the Company's corporate web site at http://ir.virtualrad.com under "Events and Presentations." A replay of the call will be available from 7:30 p.m. Eastern Time on Monday, January 26, through midnight on Thursday, February 26, 2008. To access the replay, dial (888) 203-1112, or (719) 457-0820 and use passcode 6122004.

About Virtual Radiologic

Virtual Radiologic Corporation (http://www.virtualrad.com) provides teleradiology solutions to radiology practices and medical centers throughout the United States and internationally. Utilizing market-leading, proprietary workflow technology, Virtual Radiologic's predominantly U.S.-based physicians perform preliminary and final read interpretations for emergent and non-emergent needs -- day or night, 365 days a year. Virtual Radiologic's American Board of Radiology-certified radiologists are collectively licensed in all 50 states. Virtual Radiologic is Joint Commission-certified and serves over 620 clients supporting more than 1,025 medical facilities.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our business and results of operations. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Virtual Radiologic Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. For examples of such risks and uncertainties, please see our Annual Report on form 10-K, as well as our other filings with the Securities and Exchange Commission. Statements that are not historical facts in this press release are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as required by applicable law, Virtual Radiologic Corporation undertakes no duty to update these forward-looking statements due to new information or as a result of future events.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company records its results of operations in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In addition, the Company is providing certain supplemental non-GAAP information which the Company believes to be an important indicator of its financial performance. These financial measures are not financial measures under GAAP and the Company's calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies. The Company uses the following non-GAAP financial measures:

  --  Adjusted EBITDA - operating income excluding the effects of depreciation and amortization, non-cash stock-based
      compensation expense and medical malpractice loss reserves
      (other than specific case reserves);

  --  Adjusted net income - net income available to common
      stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation, net of tax, medical
      malpractice loss reserves (other than specific case reserves), net of tax, non-recurring financing charges, preferred cash dividends paid and Series A Cumulative Redeemable Convertible
      Preferred Stock accretion;

  --  Adjusted diluted earnings per share - Adjusted net income divided by Pro-forma diluted shares outstanding; and

  --  Pro-forma diluted shares outstanding - weighted average diluted shares outstanding plus weighted average Series A
      Preferred Stock outstanding, common share equivalents and the additional weighted average common shares that would have been outstanding had the Company's initial public offering been completed as of the beginning of the applicable reporting
      period.

The Company presents these non-GAAP financial measures because it believes that they are a useful indicator of its performance and on-going operations. The Company's management also uses these non-GAAP financial measures in order to review and assess its operating performance and its management team in connection with certain incentive programs and the preparation of its financial projections. In addition, the Company believes that these non-GAAP financial measures are useful to investors because such measures are frequently used by securities analysts to measure a company's operating performance without regard to certain items, such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company.

Adjusted EBITDA, Adjusted net income, Adjusted diluted earnings per share and Pro-forma diluted shares outstanding are not measurements of the Company's financial performance under GAAP and should not be considered as an alternative to operating income, net income, earnings per share or any other performance measures derived in accordance with GAAP.

 (1) Adjusted EBITDA consists of operating income excluding the effects of depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves). See "Notes Regarding the Use of
     Non-GAAP Financial Measures" and "Supplemental Information and
     Non-GAAP Reconciliations" for more information related to
     Adjusted EBITDA.

 (2) Adjusted net income consists of net income available to common stockholders excluding the effects of non-controlling interest, non-cash stock-based compensation, net of tax, medical
     malpractice loss reserves (other than specific case reserves), net of tax, non-recurring financing charges, preferred cash dividends paid and Series A Cumulative Redeemable Convertible
     Preferred Stock accretion. See "Notes Regarding the Use of
     Non-GAAP Financial Measures" and "Supplemental Information and
     Non-GAAP Reconciliations" for more information related to
     Adjusted net income.

 (3) Adjusted diluted earnings per share consists of Adjusted net income divided by Pro-forma diluted shares outstanding. See
     "Notes Regarding the Use of Non-GAAP Financial Measures" and
     "Supplemental Information and Non-GAAP Reconciliations" for more information related to Adjusted diluted earnings per share.

                    VIRTUAL RADIOLOGIC CORPORATION

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)
                 (in thousands, except per share data)

                           Three Months Ended        Year Ended
                               December 31,          December 31,
                           -------------------   -------------------
                             2008       2007       2008       2007
                           --------   --------   --------  ---------

 Revenue                   $ 28,301   $ 22,945   $106,567  $  86,243
                           --------   --------   --------  ---------

 Operating costs
  and expenses
   Professional services     14,187     11,173     49,363     43,607
   Sales, general
    and administrative       11,050      8,781     38,717     30,918
   Depreciation
    and amortization          1,343        787      4,700      2,488
                           --------   --------   --------  ---------
     Total operating costs
      and expenses           26,580     20,741     92,780     77,013
                           --------   --------   --------  ---------

     Operating income         1,721      2,204     13,787      9,230

 Other income (expense)
   Interest income              149        199        599        451
   Interest expense              --    (1,938)         --    (2,380)
                           --------   --------   --------  ---------
     Total other income
      (expense)                 149    (1,739)        599    (1,929)
                           --------   --------   --------  ---------
     Income before
      non-controlling
      interest and
      income tax              1,870        465     14,386      7,301

 Non-controlling interest
  expense (income)                4    (2,108)         14       (17)
                           --------   --------   --------  ---------
   Income before income
    tax expense               1,866      2,573     14,372      7,318

 Income tax expense             976      1,288      5,918      3,867
                           --------   --------   --------  ---------
     Net income                 890      1,285      8,454      3,451

 Cash dividends paid

 Preferred                       --         --         --   (13,596)
 Series A Cumulative
  Redeemable Convertible
   Preferred Stock
    decretion (accretion)        --     14,941         --   (10,127)
                           --------   --------   --------  ---------
     Net income (loss)
      available to
      common stockholders  $    890   $ 16,226   $  8,454  $(20,272)
                           ========   ========   ========  =========

 Earnings (loss) per
  common share
   Basic                   $   0.06   $   1.28   $   0.51  $  (2.31)
   Diluted(1)              $   0.05   $   0.08   $   0.50  $  (2.31)

 Weighted average common
  shares outstanding
   Basic                     15,938     12,695     16,500      8,762
   Diluted                   16,256     15,396     16,976      8,762

 (1) Diluted earnings per share for the three months ended December
     31, 2007 excludes the impact of Series A Cumulative Redeemable
     Convertible Preferred Stock decretion because the Series A
     Cumulative Redeemable Convertible Preferred Stock is assumed converted.

               SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                              (Unaudited)
                 (in thousands, except per share data)

                           Three Months Ended         Year Ended
                               December 31,          December 31,
                           -----------------------------------------
                             2008       2007       2008       2007
                           --------   --------   --------  ---------
 Adjusted
 EBITDA(1)                 $  4,983   $  4,028   $ 20,549   $ 16,091
 Adjusted net income(1)    $  2,023   $  1,601   $  9,681   $  7,861
 Adjusted diluted
  earnings per share(1)    $   0.12   $   0.09   $   0.57   $   0.46
 Pro-forma diluted
  shares outstanding(1)      16,256     17,396     16,976     17,180

 (1) See "Notes Regarding the Use of Non-GAAP Financial Measures" and
     "Supplemental Information and Non-GAAP Reconciliations" for more information related to the non-GAAP financial measures presented in this table.

                    VIRTUAL RADIOLOGIC CORPORATION

         SUPPLEMENTAL INFORMATION AND NON-GAAP RECONCILIATIONS
                              (Unaudited)
                 (in thousands, except per share data)

 The following table reconciles the GAAP financial measure of
 Operating income to the non-GAAP supplemental financial measure of
 Adjusted EBITDA which excludes the effects of depreciation and amortization, non-cash stock-based compensation expense and medical malpractice loss reserves (other than specific case reserves).

                            Three Months Ended       Year Ended
                               December 31,          December 31,
                           -------------------   -------------------
                             2008       2007       2008       2007
                           --------   --------   --------   --------
 Reconciliation of
  Operating income
  to Adjusted EBITDA:

 Operating income             1,721      2,204     13,787      9,230
                           --------   --------   --------   --------
   Depreciation
    and amortization          1,343        787      4,700      2,488
   Physician non-cash
    stock-based
    compensation                499        759      (479)      3,687
   Employee non-cash
    stock-based
    compensation                423        278      1,544        686
   Medical malpractice
    loss reserves(1)            997         --        997         --
                           --------   --------   --------   --------
 Adjusted EBITDA           $  4,983   $  4,028   $ 20,549   $ 16,091
                           ========   ========   ========   ========

 (1) Medical malpractice loss reserves exclude specific case reserves.

The following table reconciles the GAAP financial measure of Net income (loss) available to common stockholders to the non-GAAP supplemental financial measure of Adjusted net income which excludes the effects of non-controlling interest, non-cash stock-based compensation expense, net of tax, medical malpractice loss reserves (other than specific case reserves), net of tax, non-recurring financing charges, preferred cash dividends paid, and Series A Cumulative Redeemable Convertible Preferred Stock accretion, and presents the related Adjusted diluted earnings per share.

                           Three Months Ended         Year Ended
                               December 31,          December 31,
                           -------------------   -------------------
                             2008       2007       2008       2007
                           --------   --------   --------  ---------
 Reconciliation of Net
  income (loss) available
  to common stockholders
  to Adjusted net income:

 Net income (loss)
  available to
  common stockholders      $    890   $ 16,226   $  8,454  $(20,272)
                           --------   --------   --------  ---------
   Non-controlling
    interest expense
    (income)                      4    (2,108)         14       (17)
   Physician non-cash
    stock-based
    compensation, net
    of tax(1)                   293        358      (282)      1,739
   Employee non-cash
    stock-based
    compensation, net
    of tax(1)                   249        130        908        323
   Medical malpractice
    loss reserves, net
    of tax(2)                   587         --        587         --
   Non-recurring
    financing charges            --      1,936         --      2,365
   Preferred cash
    dividends paid               --         --         --     13,596
   Series A Cumulative
    Redeemable Convertible
    Preferred Stock
    (decretion) accretion        --   (14,941)         --     10,127
                           --------   --------   --------  ---------
 Adjusted net income       $  2,023   $  1,601   $  9,681   $  7,861
                           ========   ========   ========  =========

 Adjusted diluted earnings
  per share                $   0.12   $   0.09   $   0.57   $   0.46

 Reconciliation of Weighted
  average diluted shares

  outstanding to Pro-forma
  diluted shares outstanding:

 Weighted average diluted
  shares outstanding         16,256     15,396     16,976      8,762
 Weighted average Series
  A Preferred Stock
  outstanding                    --         --         --      3,150
 Common share equivalents        --         --         --      1,783
 Assumed issuance of
  weighted average common
  shares from initial
  public offering(3)             --      2,000         --      3,485
                           --------   --------   --------  ---------
 Pro-forma diluted
  shares outstanding         16,256     17,396     16,976     17,180
                           ========   ========   ========   ========

 (1) Assumes that the effective tax rate for the three months ended
     December 31, 2008 and 2007 was equal to the effective tax rate for the year ended December 31, 2008 and 2007, respectively.
 (2) Medical malpractice loss reserves exclude specific case reserves.
 (3) Assumes that the issuance of 4.0 million shares of common stock, which occurred in conjunction with the completion of the
     Company's initial public offering on November 14, 2007, occurred on January 1, 2007.

                    VIRTUAL RADIOLOGIC CORPORATION

                     SUPPLEMENTAL INFORMATION AND
                 NON-GAAP RECONCILIATIONS - CONTINUED
                              (Unaudited)
                 (in millions, except per share data)

                                                     Year Ended
                                                   -------------
                                                    December 31,
                                                        2009
                                                   -------------

 Net income available to common stockholders         $4.9 - $5.1
                                                   -------------
   Income tax expense                                  3.3 - 3.4
   Interest income, net                            (0.4) - (0.6)
   Depreciation and amortization                       6.6 - 7.0
                                                   -------------
 EBITDA                                              14.4 - 14.9
                                                   -------------
   Physician non-cash stock-based compensation         0.7 - 0.8
   Employee non-cash stock-based compensation          1.8 - 2.0
   Medical malpractice loss reserves                   5.1 - 5.3
                                                   -------------
 Adjusted EBITDA                                   $22.0 - $23.0
                                                   =============

 Net income available to common stockholders         $4.9 - $5.1
                                                   -------------
   Physician non-cash stock-based
    compensation, net of tax                           0.4 - 0.5
   Employee non-cash stock-based
    compensation, net of tax                           1.1 - 1.2
   Medical malpractice loss reserves,
    net of tax                                         3.0 - 3.2
                                                   -------------
 Adjusted net income                                $9.4 - $10.0
                                                   =============

 Net income available to common stockholders       $0.30 - $0.31
                                                   -------------
   Physician non-cash stock-based
    compensation, net of tax                         0.02 - 0.03
   Employee non-cash stock-based
    compensation, net of tax                         0.07 - 0.07
   Medical malpractice loss reserves,
    net of tax                                       0.19 - 0.20
                                                   -------------
 Adjusted diluted earnings per share               $0.58 - $0.61
                                                   =============

 Diluted weighted average shares outstanding(1)             16.4

 (1) Diluted weighted average shares outstanding for the full year
     2009 are calculated using the treasury stock method in accordance with GAAP based on forecast assumptions made by the Company.

                    VIRTUAL RADIOLOGIC CORPORATION

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                     AND SELECTED OPERATING DATA
                              (Unaudited)
                                                     As of
                                                  December 31,
                                               -----------------
                                                 2008      2007
                                               -------   -------
                                                 (in thousands)

 Cash and cash equivalents                     $19,180   $33,487
 Short-term investment                          10,136        --
 Accounts receivable, net                       17,383    12,486
 Other current assets                            5,244     5,104
 Non-current assets                             19,476     8,359
                                               -------   -------
   Total assets                                $71,419   $59,436
                                               =======   =======

 Current liabilities                           $12,924   $ 8,870
 Non-current liabilities                         1,978       228
                                               -------   -------
   Total liabilities                            14,902     9,098
 Non-controlling interest                           22         8
 Total stockholders' equity                     56,495    50,330
                                               -------   -------
   Total liabilities and stockholders' equity  $71,419   $59,436
                                               =======   =======

                                                     As of
                                                  December 31,
                                               -----------------
                                                2008      2007
                                               -------   -------
 Affiliated radiologists providing services        134       112
 Affiliated radiologists under contract            144       132
 Customers                                         621       469
 Hospitals and other medical facilities served   1,026       804

                            Three Months Ended       Year Ended
                               December 31,         December 31,
                           -------------------  --------------------
                             2008       2007       2008       2007
                           --------   --------  ---------  ---------

 Total reads                591,091    453,280  2,200,365  1,691,859
 Percentage growth over
  prior year period             30%        47%        30%        64%
 Same site volume
  growth(1)a                     2%        21%         6%        18%
 Percentage of read
  revenue from final reads      27%        23%        24%        24%

 (1) Same-site volume growth is calculated as the percentage increase in the number of reads over the comparable prior year period generated by a facility that has been under contract for at least three months at the beginning of the measurement period and remains a customer throughout that period.

CONTACT:  Virtual Radiologic Corporation
          Mollie O,Brien, Director, Investor and Public Relations
          (952) 595-1196
          mollie.obrien@virtualrad.com
          http://www.virtualrad.com